Registration No. 333-___________

As filed with the Securities and Exchange Commission on November 9, 2004

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KENNAMETAL INC.

Pennsylvania (State or jurisdiction of Incorporation or organization)	25-0900168 (I.R.S. Employer Identification No.)

World Headquarters
1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania 15650-0231
(Address of principal executive offices)

KENNAMETAL INC.
STOCK AND INCENTIVE PLAN OF 2002
(Full title of the plan)

David W. Greenfield, Esquire Vice President, Secretary and General Counsel Kennametal Inc. World Headquarters 1600 Technology Way P.O. Box 231 Latrobe, Pennsylvania 15650-0231	Copies of communications to: Ronald Basso, Esquire Buchanan Ingersoll PC One Oxford Centre 301 Grant Street, 20th Floor Pittsburgh, PA 15219-1410 412-562-8800
(Name and address of agent for service) 724-539-5000 (Telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities To Be	Amount to Be	Offering Price	Aggregate Offering	Amount of
Registered	Registered	Per Share	Price	Registration Fee

Capital Stock(1) (par value $1.25 per share)	2,000,000 shares	$47.60(2)	$95,200,000	$12,061.84(3)

(1)	Includes Preferred Stock Purchase Rights. Prior to the occurrence of certain events, such rights will not be exercisable or evidenced separately from the Capital Stock.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). In accordance with Rule 457(h), such price is the average of the high and low sale prices for the Capital Stock as quoted on the New York Stock Exchange on November 3, 2004.

(3)	Calculated pursuant to Section 6(b) of the Securities Act of 1933.

INCORPORATION OF PRIOR REGISTRATION STATEMENTS BY REFERENCE
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.01
EXHIBIT 23.01

INCORPORATION OF PRIOR REGISTRATION STATEMENTS BY REFERENCE

     Kennametal Inc. (the “Corporation”) hereby incorporates by reference into this Registration Statement the information contained in the Corporation’s earlier Registration Statement, File No. 333-100867, relating to the Corporation’s Stock and Incentive Plan of 2002; provided, however, that with respect to Part II, Item 5 therein, Mr. William R. Newlin is no longer the Managing Director or a shareholder of Buchanan Ingersoll PC.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Unity Township, Westmoreland County, Commonwealth of Pennsylvania, on this 9th day of November, 2004.

KENNAMETAL INC.
By:	/s/ David W. Greenfield
David W. Greenfield
Vice President, Secretary and General Counsel

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Markos I. Tambakeras and David W. Greenfield, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 9th day of November, 2004.

Signature	Capacity

/s/ Markos I. Tambakeras	Chairman, President and Chief Executive Officer

Markos I. Tambakeras

/s/ F. Nicholas Grasberger, III	Vice President and Chief Financial Officer

F. Nicholas Grasberger, III

/s/ Timothy A. Hibbard	Corporate Controller and Chief Accounting Officer

Timothy A. Hibbard

/s/ Peter B. Bartlett	Director

Peter B. Bartlett

/s/ Ronald M. DeFeo	Director

Ronald M. DeFeo

/s/ A. Peter Held	Director

A. Peter Held

/s/ Kathleen J. Hempel	Director

Kathleen J. Hempel

/s/ William R. Newlin	Director

William R. Newlin

/s/ Lawrence W. Stranghoener	Director

Lawrence W. Stranghoener

/s/ Larry D. Yost	Director

Larry D. Yost

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

4.01	Rights Agreement, effective as of November 2, 2000 (incorporated by reference to Exhibit 1 of Form 8-A filed on October 10, 2000)

4.02	First Amendment to Rights Agreement, made and entered into as of October 6, 2004 (incorporated by reference to Exhibit 4.1 of Form 8-K filed on October 6, 2004)

5.01	Opinion of Buchanan Ingersoll PC

10.01	Stock and Incentive Plan of 2002, as amended (incorporated by reference to Exhibit 10.1 of Form 8-K filed on October 27, 2004)

23.01	Consent of Independent Registered Public Accounting Firm

23.02	Consent of Buchanan Ingersoll PC (contained in opinion filed as Exhibit 5.01 hereto)

24.01	Powers of Attorney (contained herein on the signature page)